Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rosehill Resources, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-217683) and Form S-8 (No. 333-218023) of Rosehill Resources, Inc. of our report dated April 13, 2020, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Houston, Texas
April 13, 2020